Exhibit 99.1

KULR Technology Group Receives Special Permit from the U.S. Department of Transportation Authorizing Transport of Damaged, Defective, or Recalled (DDR) Batteries

A trio of recently granted DoT special permits enables the Company to strategically pursue regulatory markets ranging from shipping prototype batteries to end of life battery management

SAN DIEGO / ACCESSWIRE / July 28, 2021 / KULR Technology Group Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, announced today it received a special permit, its third in two months, from the U.S. Department of Transportation (DoT) authorizing commerce transportation of damaged, defective, or recalled (DDR) lithium ion cells, batteries, or lithium metal cells contained in or packed with KULR’s proprietary Thermal Runaway Shield (TRS) packaging.

The granting of the recent DDR special permit marks a key strategic step for KULR as it continues to push its Thermal Runaway Shield as an integrated design solution providing total battery safety for more efficient battery systems, increased sustainability, and end of life battery management. The Company’s solutions have been proven by various government testing authorities to stop or mitigate the impacts of dangerous lithium-ion battery failures known as thermal runaway which can occur during transportation of batteries.

The granting of KULR’s third special DoT permit validates the commercial and regulatory viability of its passive propagation resistant (PPR) solution. Previously, in October 2020, the Consumer Product Safety Commission reported KULR’s design solutions could stop fires and explosions in lithium-ion battery packs, and provided additional insights on the future of safe battery technology. In 2019, KULR provided NASA with a solution to protect laptop computer battery packs aboard the International Space Station (ISS).

"Damaged, defective, or recalled lithium-ion batteries can present tremendous safety risks to people, property, and the environment if they are improperly handled, stored or disposed of,” said Keith Cochran, KULR President & COO. "We live in an increasingly portable and digital society in which we routinely see rechargeable batteries or battery centric products suffer damage or defect which require a recall. We've seen it with children’s toys, scooters, laptops, mobile phones, online shopping, and of course electric vehicles. With further adoption of Li-ion technology, we believe there will be an ever-increasing need for KULR’s Thermal Runaway Shield (TRS) packaging. Our DDR special permit, along with our recently attained prototype battery special permit and recycling special permit, strategically establishes KULR as an end to end provider of safe battery shipping solutions, no matter the mode of transfer.”

The special permit, issued as DOT-SP 21193, was granted on July 23rd, 2021.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com